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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 29, 1998


                          CAPSTAR COMMUNICATIONS, INC.
           (Exact name of registrants as specified in their charters)


                DELAWARE                             000-22486                        13-3649750
    (State or other jurisdiction of           (Commission File Number)               (IRS Employer
             incorporation)                                                       Identification No.)

    600 CONGRESS AVENUE, SUITE 1400
             AUSTIN, TEXAS                                                               78701
(Address of principal executive offices)                                              (Zip code)



      Registrant's telephone number, including area code:  (512) 340-7800

                                 NOT APPLICABLE
         (former name and former address, if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

         On May 29, 1998, SBI Holding Corporation, a Delaware corporation ("Parent"), acquired SFX Broadcasting, Inc. (now known as Capstar Communications, Inc.), a Delaware corporation (the "Company"). The acquisition was effected through the merger (the "Merger") of SBI Radio Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), with and into the Company, with the Company as the surviving corporation. The acquisition of the Company by Parent resulted in a change of control of the Company. As a result of the Merger, the Company became an indirect subsidiary of Capstar Broadcasting Corporation, a Delaware corporation and sole indirect stockholder of Parent ("CBC"). Capstar Radio Broadcasting Partners, Inc., an indirect, wholly owned subsidiary of CBC ("Capstar Radio"), owns all of the outstanding common stock of Parent.

         The holders of (i) Class A common stock, par value $.01 per share ("SFX Class A Common Stock"), of the Company were paid $75.00 per share, (ii) Class B common stock, par value $.01 per share ("SFX Class B Common Stock"), of the Company were paid $97.50 per share, (iii) Series C Redeemable Preferred Stock, par value $.01 per share ("SFX Series C Preferred Stock"), of the Company were paid $1,009.73 per share, and (iv) Series D Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share ("SFX Series D Preferred Stock" and together with the SFX Class A Common Stock, SFX Class B Common Stock and SFX Series C Preferred Stock, the "SFX Stock"), of the Company were paid $82.4025 per share. Each issued and outstanding share of 12 5/8% Series E Cumulative Exchangeable Preferred Stock, par value $.01 per share ("SFX Series E Preferred Stock"), of the Company continues to be outstanding. CBC has delivered a notice of redemption to each holder of the SFX Series E Preferred Stock with respect to a partial redemption of the outstanding shares of SFX Series E Preferred Stock that will be effected in accordance with the terms of the certificate of designation governing the SFX Series E Preferred Stock.
From and after the effective time of the Merger (as defined below), each option or warrant to purchase shares of the capital stock of the Company represented only the right to receive cash from the Company (net of any applicable exercise price). The total consideration paid by CBC in the Merger was approximately $1.5 billion (the "Merger Consideration"), including the repayment of the outstanding balance under the existing credit facility of the Company (the "SFX Credit Facility") of approximately $313.0 million. The Merger Consideration was determined through arms' length negotiations between CBC and the Company.

         In connection with the Merger and other related transactions, the Company (i) acquired and disposed of certain assets and stock as described in
Item 2 and (ii) borrowed approximately $441.4 million from Capstar Radio (the "Capstar Radio Loan").

         Upon consummation of the Merger, Capstar Radio, in its capacity as sole stockholder of the Company, elected Eric C. Neumann and Jack A. Morgan to serve as members of the Board of Directors of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         KODA Exchange. On May 29, 1998, the Company, through its indirect, wholly-owned subsidiaries, exchanged station KODA-FM in Houston, Texas for Chancellor Media of Los Angeles radio stations WAPE-FM and WFYV-FM in Jacksonville, Florida and approximately $90.25 million in cash (the "KODA Exchange"). In a deferred like kind exchange transaction, the indirect, wholly-owned subsidiaries of SFX through a qualified intermediary, used the $90.25 million in cash received from Chancellor Media Corporation of Los Angeles to acquire radio stations KASE-FM, KVET-AM and KVET-FM in Austin, Texas. The deemed value of the KODA Exchange was $143.3 million as determined through arms' length negotiations between such subsidiaries and Chancellor Media Corporation of Los Angeles. The assets of the radio stations consist of, among other things, broadcasting licenses granted by the Federal Communications Commission ("FCC"), transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. Such subsidiaries currently intends to continue broadcasting operations of the radio stations and to utilize the assets thereof in such operations.

         Nashville Acquisition. On May 21, 1998, the Company completed the acquisition of three radio stations (two FM and one AM) in the Nashville, Tennessee market from Sinclair Broadcasting Group ("Sinclair Broadcasting") for

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an aggregate purchase price of approximately $35.0 million (the "Nashville
Purchase Price"). The assets of the radio stations consist of, among other things, broadcasting licenses granted by the FCC, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. The Company currently intends to continue broadcasting operations of the radio stations and to utilize the assets thereof in such operations. The Nashville Purchase Price was determined through arms' length negotiations between the Company and Sinclair Broadcasting. The Company funded the Nashville Purchase Price from excess cash on hand.

         Daytona Beach-WGNE Disposition. On May 29, 1998, due to governmental restrictions on multiple station ownership, two indirect, wholly-owned subsidiaries of the Company completed the disposition of the assets of one FM radio station in the Daytona Beach, Florida market for consideration of approximately $11.5 million (the "Daytona Beach Sale Price") to Clear Channel Metroplex, Inc. and Clear Channel Metroplex Licensee, Inc. (collectively, "CCM"). The assets of the radio station consist of, among other things, broadcasting licenses granted by the FCC, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. The Daytona Beach Sale Price was determined through arms' length negotiations between such subsidiaries and CCM.

         Long Island Disposition. On May 29, 1998, due to governmental restrictions on multiple station ownership, four indirect, wholly-owned subsidiaries of the Company completed the disposition of the assets of four radio stations (three FM and one AM) in the Long Island, New York market for an aggregate sale price in cash of approximately $48.0 million (the "Long Island
Sale Price") to Cox Radio, Inc. ("Cox").   The assets of the radio stations
consist of, among other things, broadcasting licenses granted by the FCC, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. The Long Island Sale Price was determined through arms' length negotiations between such subsidiaries and Cox.

         Houston-KKPN Disposition. On May 29, 1998, due to governmental restrictions on multiple station ownership, the Company, through two of its indirect, wholly-owned subsidiaries, completed the disposition of the assets of one FM radio station in the Houston, Texas market for cash consideration of approximately $54.0 million (the "Houston-KKPN Sale Price") to HBC Houston, Inc. and HBC Houston License Corporation (collectively, "HBC"). Pursuant to an agreement with Chancellor Media, such subsidiaries will pay 50% of the sale proceeds in excess of $50.0 million, approximately $2.0 million, to Chancellor Media. The assets of the radio station consist of, among other things, broadcasting licenses granted by the FCC, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. The Houston-KKPN Sale Price was determined through arms' length negotiations between such subsidiaries and HBC.

         Patterson/Modesto Acquisition. On May 29, 1998, Capstar Radio sold all of the outstanding capital stock of Patterson Broadcasting, Inc. to the Company for approximately $223.5 million. In addition, Pacific Star Communications, Inc., a wholly-owned, indirect subsidiary of CBC, sold radio stations KJSN-FM, KFIV-FM, KJAX-AM and KFRY-FM in the Modesto/Stockton, California market to the Company for approximately $6.5 million. The assets of the radio stations in the Modesto/Stockton market consist of, among other things, broadcasting licenses granted by the FCC, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. The Company funded the Patterson/Modes to Acquisition from borrowings under the Capstar Radio Loan.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         It is impracticable to provide the remaining required financial statements at the time of this Report on Form 8-K because such information is not currently available. The required financial statements will be filed as an amendment to this Report on Form 8-K as soon as practicable, but not later than 60 days after the date this Report on Form 8-K is required to be filed.





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(b)      PRO FORMA FINANCIAL INFORMATION.

         It is impracticable to provide the required pro forma financial information at the time of this Report on Form 8-K because such information is not currently available. The required pro forma financial information will be filed as an amendment to this Report on Form 8-K as soon as practicable, but not later than 60 days after the date this Report on Form 8-K is required to be filed.

(c)      EXHIBITS

         2.1.1 Agreement and Plan of Merger, dated as of August 24, 1997 (the "SFX Merger Agreement"), by and among SBI Holding Corporation, SBI Radio Acquisition Corporation and the Company. (1)

         2.1.2   Amendment No. 1 to SFX Merger Agreement. (2)

         2.1.3   Amendment No. 2 to SFX Merger Agreement. (3)

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(1)      Incorporated by reference to the Company's Current Report on Form 8-K, dated August 26, 1997, File No. 000- 22486.

(2) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 000-22486.

(3) Incorporated by reference to the Company's Current Report on Form 8-K dated February 17, 1998, File No. 000- 22486.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                          CAPSTAR COMMUNICATIONS, INC.
                                          (Registrant)



                                          By: /s/ PAUL D. STONE
                                             -------------------------------
                                          Name:   Paul D. Stone
                                               -----------------------------
                                          Title:  Executive Vice President
                                                ----------------------------



Date:    June 12, 1998